Exhibit 99.1

Chemomab Therapeutics Announces Appointment of Dale Pfost as Chief
Executive Officer

Dr. Adi Mor continues as Chief Scientific Officer, directing scientific strategy and overseeing
R&D operations

TEL AVIV, Israel, September 2, 2021 -- Chemomab Therapeutics Ltd. (Nasdaq: CMMB), a clinical-stage biotech company focused on the discovery and development of innovative therapeutics for inflammatory and fibrotic diseases with high unmet need, today announced it has appointed Dale R. Pfost, PhD, as Chief Executive Officer (CEO). Dr. Adi Mor, Company co-founder and current CEO, will continue in her role as Chief Scientific Officer (CSO) and remain as a member of the Board of Directors. The addition of Dr. Pfost, who brings more than 30 years of diverse experience as a life science senior executive, entrepreneur and venture investor, reflects a planned strategic expansion of the Chemomab senior management team. Dr. Pfost is expected to join the Company’s Board of Directors and subsequently become the company’s Chairman in 2022.

“The Board and I welcome Dale and thank Adi for her tremendous contributions as founding chief executive of Chemomab,” said Stephen Squinto, PhD, Chairman of the Board at Chemomab and an Executive Partner at OrbiMed. “Adi built both the scientific and business platforms for Chemomab and she will continue to be instrumental in the development of our first-in-class therapeutic addressing a novel target for multiple inflammatory and fibrotic diseases, helping position the company for future success. We look forward to her continued contributions as we evolve and grow.”

Dr. Pfost has served as CEO of six biotechnology companies, three of which became publicly traded with valuations exceeding two billion dollars. He has successfully completed dozens of financings, overseen numerous M&A transactions and served as a director at multiple public and private life science firms.

Dr. Squinto continued, “We are delighted that Dale is coming on board as CEO. He is a seasoned biotechnology industry veteran with deep relationships and a history of successfully building innovative companies through organic growth and strategic acquisitions. With two Phase 2 studies underway and a third poised to kick off in the coming months, Chemomab is making excellent progress on realizing its potential as a premier company addressing diseases with large unmet medical needs. We look forward to Dale’s astute leadership during the next stage of growth.”

Dr. Pfost said, “Adi and the Chemomab team have built an impressive company based on a unique asset with multiple high value applications. They have demonstrated exceptional skill in undertaking translational work and establishing clinical programs, and we look forward to extending the company’s already strong network of scientific and clinical collaborators in the U.S. This is an exciting time to join, as the company is well-positioned for both continued progress with its current programs and for leveraging strategic growth opportunities.”

Dr. Mor said, “We advanced our novel anti-CCL24 antibody from the lab to the clinic and executed a successful merger earlier in the year. Now is the right time to add to our leadership team as we expand our strategic scope and our geographic presence in the U.S. Dale has a terrific track record of successfully growing biotech companies and I welcome the opportunity to work with him to build on the strong foundation we have achieved to date.”

Until it was acquired in May of this year, Dr. Pfost was Chairman and CEO of innovative drug discovery firm Lodo Therapeutics. Previously, he was the U.S.-based General Partner at London-based venture capital firm Advent Life Sciences and served as Executive Chairman of portfolio companies CN Creative and Vestagen Protective Technologies. He co-founded and was acting CEO of MicroBiome Therapeutics in the year leading up to its acquisition. Dr. Pfost also was founding CEO of Acuity Pharmaceuticals, which merged to form OPKO Health. He was the founding CEO of Oxford GlycoSciences and genomics pioneer Orchid BioSciences. Dr. Pfost was also CEO at anti-cancer company Receptor BioLogix, where he led its successful acquisition. His first company, which he started in graduate school, was acquired by SmithKline Beckman and produced the Biomek, still a leading laboratory automation system today. Dr. Pfost is the co-author of 10 scientific papers and an inventor on 10 patents. He earned a BS degree from the University of California Santa Barbara and a PhD in physics from Brown University.

Dr. Pfost’s appointment as CEO and member of the Board will become effective upon the approval of Chemomab shareholders, as is required for public companies based in Israel.  A shareholder vote is expected in the fourth quarter of 2021. His expected appointment as Chairman in 2022 will also require shareholder approval.

About Chemomab Therapeutics Ltd.
Chemomab is a clinical-stage biotech company focusing on the discovery and development of innovative therapeutics for inflammatory and fibrosis-related diseases with high unmet need. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, Chemomab developed CM-101, a monoclonal antibody designed to bind and block CCL24 activity. CM-101 has potential to treat multiple severe and life-threatening inflammatory and fibrotic diseases. It is currently in Phase II safety and efficacy trials in patients with primary sclerosing cholangitis (PSC) and liver fibrosis, with a third Phase II trial in systemic sclerosis (SSc) expected to begin in the first quarter of 2022.

For more information on Chemomab, please visit www.chemomab.com.

Forward Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the clinical development pathway for CM-101; the future operations of Chemomab and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of Chemomab; the development and commercial potential and potential benefits of any product candidates of Chemomab; and that the product candidates have the potential to address high unmet needs of patients with serious fibrosis-related diseases and conditions. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Chemomab’s current expectations. Forward-looking statements involve risks and uncertainties. Because such statements deal with future events and are based on Chemomab’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Chemomab could differ materially from those described in or implied by the statements in this presentation, including: the uncertain and time-consuming regulatory approval process; risks related to Chemomab’s ability to correctly manage its operating expenses and its expenses; Chemomab’s plans to develop and commercialize its product candidates, focusing on CM-101; the timing of initiation of Chemomab’s planned clinical trials; the timing of the availability of data from Chemomab’s clinical trials; the timing of any planned investigational new drug application or new drug application; Chemomab’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Chemomab’s product candidates; Chemomab’s commercialization, marketing and manufacturing capabilities and strategy; Chemomab’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. Additional risks and uncertainties relating to Chemomab’s and its business can be found under the caption “Risk Factors” and elsewhere in Chemomab’s filings and reports with the SEC. Chemomab expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Chemomab’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts:

Investor Relations:
Irina Koffler
LifeSci Advisors, LLC
Phone: +1-917-734-7387
ir@chemomab.com

Media:
Barbara Lindheim
BLL Partners, LLC for Chemomab
Phone: +1-917-355-9234
blindheim@bllbiopartners.com

Chemomab Therapeutics:
Sharon Elkobi
VP, Business Development
Phone: +972-773-310-156
bd@chemomab.com